Exhibit 10.34



                       AMENDMENT NO. 2 TO CREDIT AGREEMENT

             This Agreement (this "Agreement") is made this 31st day of January, 1999 by and among:

             VEECO INSTRUMENTS, INC., a corporation organized under the laws of the State of Delaware (the "Borrower"); and

             FLEET BANK, N.A., a national banking association organized under the laws of the United States ("Fleet") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase", collectively with Fleet, the "Banks").

                                    RECITALS:

             (A) The Borrower and the Banks are parties to a Credit Agreement dated as of July 31, 1996, as amended by Amendment No. 1 to Credit Agreement, dated June 25, 1997 (the Credit Agreement as so amended being hereinafter referred to as the "Credit Agreement");

             (B) The Borrower has requested that Credit Agreement be amended as provided herein and the Banks are willing to amend the Credit Agreement as set forth herein; and

             (C) Any capitalized items not defined herein shall have the meanings ascribed thereto in the Credit Agreement,

             NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE 1.   AMENDMENTS TO REVOLVING CREDIT AGREEMENT.

             This Agreement shall be deemed to be an amendment to the Credit Agreement and shall not be construed in any way as a replacement or substitute therefore. All of the terms and provisions of this Agreement are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full herein.

             SECTION 1.1. The definition of the term "Amortization Date" contained in Section 1.1 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

             "Amortization Date" means any date on which an installment of principal is due with respect to a Term Loan or the Final Term Loan.

             SECTION 1.2 The definition of the term "Margin" contained in
Section 1.1 of the Credit Agreement hereby amended and restated to provide in its entirety as follows:

             "Margin" means with respect to any Loan and the Commitment Fee:


RATIO OF CONSOLIDATED
SENIOR FUNDED DEBT TO
CONSOLIDATED CASH FLOW                                      PRIME RATE        COMMITMENT
PURSUANT TO SECTION 9.4:        LIBOR LOANS:                    FEE             LOANS
------------------------        ------------                    ---             -----

Greater than or equal to            1.50                        .25              .25
3.50 : 1.00

Greater than or equal to
2.25 : 1.00 but less than
3.50 : 1.00                         1.25                          0              .25

Greater than or equal to
1.00 : 1.00 but less than
2.25 : 1.00                         1.00                          0              .25

Less than 1.00 : 1.00                .75                          0              .25

The Margin will be set on the first Banking Day of the fiscal quarter of the Borrower that commences after the date on which the financial statements referenced in Section 7.8(a) or Section 7.8(b), as the case may be, are required to be delivered to the Banks, and shall apply to all Prime Rate Loans and LIBOR Loans outstanding on such date or to be made on or after such date until, but not including, the next date on which the Margin is reset in accordance with the provisions hereof; provided, however, that if any financial statements are not received by the Banks within the time period relating to such financial statements as provided in Section 7.8(a) or Section 7.8(b) hereof, as the case may be, the Margin on all Prime Rate Loans and LIBOR Loans outstanding on such date or to be made on or after the date the Margin should have been reset in accordance with the foregoing provisions (i.e., assuming timely delivery of the requisite financial statements), until the day which is the first Banking Day of the fiscal quarter of the Borrower which commences following the receipt by the Banks of such financial statements, will be set based on a ratio of equal to or greater than 3.50:1.00; and further provided, however, that the Banks shall not in any way be deemed to have waived any Event of Default or any of their remedies hereunder (including, without limitation, remedies provided in Article 10 hereof) in connection with the provisions of the foregoing proviso.

         SECTION 1.3. The definition of the term "Permitted Acquisition" contained in Section 1.1 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

         "Permitted Acquisition" means any Acquisition after January 31, 1999 by the Borrower of any Person or of any division or line of business of any Person or any assets of any Person (whether a Person, or division or line of business, an "Eligible Business"), either by merger, consolidation, purchase of stock, or purchase of assets of such Eligible Business provided that the Permitted Acquisition Purchase Price of a Permitted Acquisition or aggregate Permitted Acquisition Purchase Price of all such Permitted Acquisitions during the term of this Agreement does not exceed $100,000,000 provided, however, that (i) such Eligible Business is engaged generally in the same line of business as the Borrower and its Subsidiaries; (ii) the Permitted Acquisition Purchase Price excluding the value of capital stock issued by the Borrower or any of its Subsidiaries of all such Permitted Acquisitions does not exceed $40,000,000 and (iii) no Default or Event of Default shall exist immediately before or after giving effect to such Permitted Acquisition or result from the consummation thereof, and (v) each of the following conditions shall have been satisfied:

                  (a) on or before the date of Closing of such Acquisition, the Banks shall have been provided satisfactory evidence that:

                           i. such Acquisition shall not be a "hostile"
                  acquisition or other "hostile" transaction (I.E., such transaction shall have been approved by the Board of Directors of the Eligible Business);

                           ii. such Eligible Business, if it is a Person, shall
                  be incorporated in or organized under the laws of the State of the United States or, if such acquisition is of assets, such assets shall be located in the United States;

                           iii. if such Acquisition is a stock acquisition, such
                  Acquisition shall be of greater than 50% of the issued and outstanding capital stock of such Eligible Business, whether by purchase or as a result of merger or consolidation (provided that the Borrower shall be the surviving corporation in any such merger or consolidation in which it is directly involved), and in any event shall consist of shares of capital stock with sufficient voting rights to entitle the Borrower to elect a majority of the directors of such Eligible Business and to control the outcome of any shareholder votes with respect to the shareholders of such Eligible Business;

                           iv. any new Subsidiary created or acquired shall
                  become a Guarantor;

                           v. if such Acquisition is an asset acquisition, any
                  assets acquired shall be free of Liens, other than Permitted Liens, and, if such Acquisition is a stock acquisition, the assets of acquired company shall be free of Liens, other than Permitted Liens;

                           vi. not less than seven Banking Days prior to the
                  closing of such Acquisition, the Banks shall have been provided PRO FORMA closing date financial statements which shall include consolidated balance sheets, income statements and statements of cash flows, which demonstrate that on a PRO FORMA basis after consummation of the Acquisition, the Borrower and its Subsidiaries shall be in compliance with the financial covenants contained in Article 9 hereof. Such statements shall include the Borrower's calculations demonstrating such covenant compliance; and

                           (vii) the Banks have been provided such other
                  documents, instruments or financial reports as the Banks shall have reasonably requested.


         SECTION 1.4 The definition of the term "Revolving Credit Commitment" contained in Section 1.1 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

                  "Revolving Credit Commitment" means, with respect to each Bank, the obligation of such Bank to extend credit to the Borrower hereunder and, subject to the terms hereof, in the following aggregate amounts as such amounts may be reduced in accordance with the terms hereof

                           Fleet            $24,000,000
                           Chase            $16,000,000


         SECTION 1.5. The definition of the term "Revolving Credit Note" contained in Section 1.1 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

                  "Revolving Credit Note" means a promissory note of the Borrower in the form of Exhibit A hereto, or any promissory note issued in substitution or replacement therefor, evidencing the Revolving Credit Loans made by a Bank hereunder.

         SECTION 1.6. The definition of the term "Revolving Credit Termination Date" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to "July 31, 1999" therefrom and by substituting the following in its place:
"December 31, 2001."

         SECTION 1.7. Section 1.1 of the Credit Agreement is hereby further amended by inserting the following definitions therein in alphabetical order:

                  "Consolidated Debt Service Coverage Ratio" means, at a particular time, the ratio of (i) Consolidated EBIT to (ii) the sum of (A) Consolidated Current Portion of Long Term Debt PLUS (B) Consolidated Interest Expense.


                  "Consolidated EBIT" means, for any fiscal period, Consolidated Net Income of the Borrower and its Subsidiaries before provision for federal and state income taxes MINUS all extraordinary gains; and PLUS (i) one time charges related to write downs of intangible assets (including the value of in-process research and development related to Permitted Acquisitions) and (ii) Consolidated Interest Expense, all as determined in accordance with GAAP.

                  "Consolidated Net Revenue" means, for a particular period, the consolidated net revenue of the Borrower and its Subsidiaries for such period determined in accordance with GAAP.

                  "Final Maturity Date" means the date on which all Loans hereunder have been paid in full and the Revolving Credit Commitment has terminated.

                  "Final Term Loan" means the term loan made by the Banks to the Borrower Pursuant to Section 2.9 hereof

                  "Final Term Loan Note" means the promissory note of the Borrower substantially in the form of Exhibit 2.9 hereto evidencing the Borrower's obligations with respect to the Final Term Loan.

                  "Material Domestic Subsidiary" means a Domestic Subsidiary if
                  (i) such Domestic Subsidiary's net revenue constitutes 5% or more of Consolidated Net Revenue OR (ii) such Domestic Subsidiary's assets constitute 5% or more of Consolidated Total Assets,

         SECTION 1.8. The definition of the term "Loan" contained in Section 1.1 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

                  "Loan" means a Revolving Credit Loan, a Term Loan or the Final Term Loan hereunder.

         SECTION 1.9. The definition of the term "Notes" contained in Section
1.1 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

                  "Notes" means, collectively, the Revolving Credit Notes, the Term Notes, if any, and the Final Term Loan Note, if any.

         SECTION 1.10. Section 2.7(a) of the Credit Agreement is hereby amended by deleting the reference therein to "$5,000,000" and substituting the following in its place: "$10,000,000".

         SECTION 1.11. Article 2 of the Credit Agreement is hereby amended by inserting the following Section 2.9 at the end thereof:

                  Section 2.9 CONVERSION TO FINAL TERM LOAN.

                  (a) GENERALLY. At the Borrower's option, provided that no Default or Event of Default then exists, the Borrower may elect, by written notice to the Banks in accordance with Section 3.1 hereof, to convert the outstanding principal balance of Revolving Credit Loans on the Revolving Credit Termination Date to a four year term loan (the "Final Term Loan"). The Final Term Loan initially may be a Prime Rate Loan or LIBOR Loan or a combination thereof, as determined by the Borrower and notified to the Banks in accordance with Section 3.1; PROVIDED, however, that the minimum principal amount of any LIBOR Loan shall be $1,250,000 and, if greater, integral multiples of $100,000.

                  (b) AMORTIZATION OF THE FINAL TERM LOAN. The principal amount of the Final Term Loan shall be repaid in sixteen (16) consecutive and substantially equal quarterly installments commencing on the first Banking Day of the Borrower's first fiscal quarter commencing after the Revolving Credit Termination Date and continuing on the first Banking Day of each fiscal quarter thereafter, with a 16th and final installment of all unpaid principal and interest with respect thereto being due and payable on the first Banking Day of the sixteenth
         (16th) fiscal quarter following the Revolving Credit Termination Date.

                  (c)      INTEREST PERIOD: CONVERSIONS.

                           (i) If any portion of the Final Term Loan is
                  designated as a LIBOR Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.1 hereof, subject to the limitation that no Interest Period may extend beyond an Amortization Date, unless after giving effect thereto, the aggregate principal amount of the Final Term Loan that is designated as LIBOR Loans having Interest Periods which end after such Amortization Date shall be less than or equal to the principal amount of Final Term Loan to be outstanding hereunder after such Amortization Date.

                           (ii) Upon the expiration of an Interest Period with
                  respect to any portion of Final Term Loan that is a LIBOR Loan, such portion of Final Term Loan shall automatically be continued as a Prime Rate Loan except to the extent that such Loan shall be prepaid hereunder or unless the Borrower shall have notified the Banks, as provided in Section 3.1 hereof of its intent to select a new Interest Period with respect to such portion of the Final Term Loan. Subject to the following conditions, the Borrower shall have the right to convert any portion of Final Term Loan to a different type of Loan (i.e., from a Prime Rate Loan to a LIBOR Loan and VICE VERSA):

         (1) if less than all of the Final Term Loan at the time outstanding shall be converted, the notice given by the Borrower to the Banks shall specify the aggregate amount of the Final Term Loan to be converted;

         (2) no portion of the Final Term Loan may be converted to a LIBOR Loan less than one month prior to the maturity date of the Final Term Loan;

         (3) a LIBOR Loan may be converted to a different type of Loan only on the last day of an Interest Period; and

         (4) no portion of the Final Term Loan may be converted to a LIBOR Loan during the occurrence and continuance of an Event of Default.

                  (d) THE FINAL TERM LOAN NOTE. The Final Term Loan made by each Bank shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit 2.9 hereto (the "Final Term Notes"), with appropriate insertions, payable to the order of each Bank and representing the obligation of the Borrower to pay the unpaid principal balance of such Final Term Loan with accrued and unpaid interest thereon as provided herein. Each Bank is hereby authorized to record the date and amount of each payment or prepayment of principal thereof, the date and amount of each interest rate conversion pursuant to Section 2.9(c) and the principal amount subject thereto and the interest rate applicable thereto in such Bank's records and/or on a schedule annexed to and constituting a part of its Final Term Loan Note, and, absent manifest error, any such recordation shall constitute conclusive evidence of the accuracy of the information so recorded; PROVIDED, however, that the failure to make any such recordation shall not affect the Borrower's obligations to repay outstanding amounts under the Final Term Loan. Each Final Term Loan Note shall (a) be dated the Revolving Credit Termination Date, (b) be stated to mature in 16 consecutive and substantially equal quarterly installments, as provided above, and (c) shall bear interest for a period from the date such Loan is made on the unpaid principal amount thereof at the applicable rates per annum specified herein.

                  (e) USE OF PROCEEDS OF THE FINAL TERM LOAN. The Borrower shall use the proceeds of the Final Term Loan to refinance Revolving Credit Loans hereunder.

         SECTION 1.12. Section 2.7(b) of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

                  (b)      AMORTIZATION OF TERM LOANS.

                  The principal amount of each Term Loan made by the Banks hereunder shall be repaid in sixteen (16) substantially equal quarterly installments commencing on the first Banking Day of the calendar month that begins at least 165 days after the date such Term Loan is made and continuing on the first Banking Day of each third calendar month thereafter.

         SECTION 1.13.

         Section 3.1 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

                  Section 3.1. CERTAIN NOTICES. Except as otherwise provided in this Agreement, notices by the Borrower to the Banks of each borrowing pursuant to Sections 2.4 and 2.7(a), each prepayment pursuant to Section 3.2, each reduction or termination of the Revolving Credit Commitments pursuant to Section 2.8 and each conversion of Loans pursuant to Sections 2.4, 2.7(c), 2.9(a) and 2.9(c) shall be irrevocable and shall be effective on the date of receipt only if received by all of the Banks, by not later than 11:00 a.m., New York City time, and (a) in the case of borrowings and prepayments of (i) Prime Rate Loans, if given the date thereof and (ii) LIBOR Loans, if given three
                  (3) Banking Days prior thereto; (b) in the case of reductions or terminations of the Revolving Credit Commitments, given three (3) Banking Days prior thereto; (c) in the case of conversions pursuant to Sections 2.4, 2.7(c) and 2.9(c), if given three (3) Banking Days prior thereto and (d) in the case of conversions pursuant to Section 2.9(a), if given three (3) Banking Days prior to the Revolving Credit Termination Date. Each such notification which relates to a borrowing, continuation or conversion shall specify the amount of the type of Revolving Credit Loan (i.e., Prime Rate Loan or LIBOR
                  Loan), the date of the proposed borrowing, whether such Loan represents an additional borrowing, a continuation or a conversion, and in the case of a LIBOR Loan, the Interest Period to be used in the computation of interest with respect thereto. Each such notice relating to a reduction or termination of the Revolving Credit Commitments shall specify the amount of the Revolving Credit Commitments to be reduced or terminated. In addition, if such notification relates to a borrowing to fund a Permitted Acquisition, the Borrower shall notify the Banks of its election to have such Loan recorded as a Revolving Credit Loan or a Term Loan as defined in Section 2.7(a) hereof. Finally, if the proceeds of any Revolving Credit Loan are to be used by the Borrower to finance any Capital Expenditure, the notification with respect to such borrowing shall include a statement to that effect indicating the amount of the borrowing to be used for such purposes. Except for the amount of the borrowing which shall be for each Bank its Commitment Proportion of the total amount to be borrowed on such date, each notification delivered to the Banks hereunder shall contain the same terms for each Bank.

         SECTION 1.14. Section 3.2(d) of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

                  "(d) any partial prepayment of Term Loans or of Final Term Loans hereunder shall be applied to the remaining installments of principal due on such Loans in inverse order of maturity and amounts prepaid on any such Loan may not be reborrowed."

         SECTION 1.15. Section 3.4 of the Credit Agreement is hereby deleted and the following is substituted in its place:

                  Section 3.4.    INTENTIONALLY DELETED.

         SECTION 1.16. Section 3.7 of the Credit Agreement is hereby amended by deleting the phrase "one and one-half percent (1.50%) per annum on the face amount of each Letter of Credit, subject to" therefrom and substituting the following in its place: "one and one-half percent (1.50%) per annum on the face amount of each Letter of Credit issued prior to January 31, 1999 and one percent (1%) per annum on the face amount of each Letter of Credit issued on or after January 31, 1999, subject, in each case, to".

         SECTION 1.17. Article 5 of the Credit Agreement is hereby amended by inserting the following Sections 5.4 and 5.5 to the end thereof:

                  Section 5.4.  SPECIAL CONDITIONS TO FINAL TERM LOAN.
                  The Obligations of the Banks to permit the Revolving Credit Loans to be converted to the Final Term Loans pursuant to
                  Section 2.9 hereof shall be subject to the additional conditions precedent that on the date of such conversion:

                  (a) Each Bank shall have received a duly executed and completed Final Term Loan Note; and

                  (b) No Default or Event of Default shall then be existing or shall result from such conversion.

                  Section 5.5. SPECIAL CONDITIONS. Notwithstanding any other provision of this Agreement, the Banks shall not permit the Aggregate Outstandings plus the aggregate principal balance of all Term Loans to equal or exceed $15,000,000 unless the Borrower shall have satisfied the following conditions precedent:

                  (a) The Borrower shall have delivered to the Collateral Agent, as agent for the Banks, Pledge Agreements executed by the Borrower and each of the Guarantors that owns capital stock of any Material Domestic Subsidiary of the Borrower; and

                  (b) The Collateral Agent shall have been delivered possession of all certificates evidencing capital stock of each Material Domestic Subsidiary of the Borrower, together with such stock powers executed in blank as the Banks shall require.

         SECTION 1.18. Section 7.10 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:

                  Section 7.10. SUBSIDIARIES. Simultaneously with their creation, cause all Domestic Subsidiaries to become Guarantors hereunder and to deliver to the Banks Guarantees and, if the Aggregate Outstandings plus the aggregate principal balance of all Term Loans shall have at any time equaled or exceeded $15,000,000, deliver Pledge Agreement relating to the capital stock of each Domestic Subsidiary that is or that becomes a Material Domestic Subsidiary to the Collateral Agent, together with the Certificates evidencing the capital stock of each such Material Domestic Subsidiary.

         SECTION 1.19. Article 7 of the Credit Agreement is hereby amended by inserting the following at the end thereof as a new Section 7.12:

                  Section 7.12. Y2K. (a) Any (i) reprogramming required to permit the proper functioning, in and following the year 2000, of (A) a Borrower's or any of its Subsidiaries' computer systems and
                  (B) equipment containing embedded microchips (including systems and equipment supplied by others) in each case where the failure to conduct such reprogramming would result in a material adverse effect on the business, properties, assets, prospects or condition, financial or otherwise, of the Borrower or any of its Subsidiaries, and (ii) testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to the Borrower and each of its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and each of its Subsidiaries (including, without limitation, reprogramming errors) will not result in a Default or Event of Default or have a material adverse effect on the business, properties, assets, prospects or condition, financial or otherwise, of the Borrower or any of its Subsidiaries. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and each of its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower and each of its Subsidiaries to conduct their respective business without having a material adverse effect on the business, properties, assets, prospects or condition, financial or otherwise, of the Borrower or any of its Subsidiaries.

                           (b) In addition, on or before May 15, 1999, the
                  Borrower shall complete an assessment of the ability of the computer systems of its customers, suppliers and vendors and of any third party with which the Borrowers' or any of its Subsidiaries' systems interface to properly function following the year 2000 and the Borrower shall notify the Banks promptly upon learning of any circumstance with respect to such third party's systems which could result in a material adverse effect on the business, properties, prospects or condition, financial or otherwise, of the Borrower or any of its Subsidiaries. Furthermore, the Borrower shall notify the Banks if it is unable to complete such assessment with respect to any material customer, supplier or vendor.

         SECTION 1.20. Section 8.1(e) of the Credit Agreement is hereby amended by deleting the reference therein to "$3,000,000" and substituting the following in its place: "$5,000,000.

         SECTION 1.21. Section 8.4 of the Credit Agreement is hereby amended by deleting the word "or" from immediately before clause (b) thereof and inserting the following clause (c) at the end thereof:

                  "; (c) sales or other dispositions of assets of the Industrial Measurement Division of the Borrower provided that the fair market value of such assets sold or disposed of during the term of this Agreement shall not exceed $15,000,000 in the aggregate; or (d) transfers the assets of the

                  Industrial Measurement Division of the Borrower or of any Guarantor to a wholly owned subsidiary of the Borrower provided that such Subsidiary is a Domestic Subsidiary and provided further that simultaneously with such transfer such Subsidiary shall become a Guarantor hereunder."

         SECTION 1.22. Article 9 of the Credit Agreement is hereby amended and restated to provide in its entirety as follows:


                                    ARTICLE 9
                               FINANCIAL COVENANTS

         So long as any of the Notes or other Obligations shall remain unpaid, or any Bank shall have any Revolving Credit Commitment under this Agreement, the Borrower shall:

                  Section 9.1 MINIMUM DEBT SERVICE COVERAGE RATIO. Maintain at all times a Consolidated Debt Service Coverage Ratio of not less than 2.00:1.00.

                  Section 9.2 MINIMUM CONSOLIDATED QUICK RATIO. Maintain at all times a Consolidated Quick Ratio of not less than 1.00:1.00.

                  Section 9.3 MAXIMUM CONSOLIDATED EFFECTIVE LEVERAGE. Maintain at all times a ratio of (A) Consolidated Total Senior Liabilities to
         (B) Consolidated Effective Net Worth of not more than 1.50:1.00.

                  Section 9.4 RATIO OF CONSOLIDATED SENIOR FUNDED DEBT TO CONSOLIDATED CASH FLOW. Maintain at all times a ratio of Consolidated Senior Funded Debt to Consolidated Cash Flow of not more than 5:00:1.00.

                  Section 9.5. PRE-TAX INCOME LOSS. (i) Maintain for any rolling two quarters a minimum Consolidated Pre-Tax Income of not less than $0;
         (ii) not
         suffer Consolidated Pre-Tax Loss of more than $4,000,000 in any fiscal quarter; and (iii) maintain a minimum Consolidated Pre-Tax Income of $2,000,000 for the fiscal quarter ending December 31, 1998.

ARTICLE 2. CONDITIONS PRECEDENT

         SECTION 2.1

         CONDITIONS TO EFFECTIVENESS. The amendments to the Credit Agreement described in Article 1 above are subject to the following conditions precedent and shall have no force or effect until the following conditions are satisfied:

                  (a) Fleet shall have received a duty executed substitute revolving credit note substantially in the form of Exhibit A hereto and Chase shall have received a duly executed substitute revolving credit note substantially in the form of Exhibit B hereto (collectively, such promissory notes are hereafter referred to as the Substituted Notes);

                  (b) each Bank shall have received a Guarantee duly executed by Wyko Corporation and each other Domestic Subsidiary of the Borrower that has not yet executed a Guarantee,

                  (c) each Bank shall have received a Guarantor's Affirmation, in form and substance satisfactory to the Banks, duly executed by each Guarantor that has executed a Guarantee prior to the date hereof;

                  (d) each Bank shall have received the following:

                           i. a certificate of the Secretary of the Borrower
                  attesting to all corporate action taken by such entity, including resolutions of its Board of Directors authorizing the execution, delivery and performance of this Amendment, of the Substituted Notes and each other document to be executed by such entity, together with certified copies of the certificate or articles of incorporation and the by-laws of such entity; and such certificate shall state that the resolutions and corporate documents thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                           ii. a certificate of the Secretary of the Borrower
                  certifying the names and true signatures of the officers of such entity authorized to sign this Amendment and the Substituted Notes and other documents to be signed by such entity hereunder;

                           iii. satisfactory evidence that the Borrower and each
                  Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each other jurisdiction where qualification is necessary;

                           iv. a certificate of the Secretary of Wyko
                  Corporation and of each other Domestic Subsidiary of the Borrower that has not yet executed a Guarantee, dated the date hereof, attesting to all corporate action taken by such entity, including resolutions of its Board of Directors authorizing the execution, delivery and performance of the Facility Documents and each other document to be delivered by it pursuant to the Agreement, together with certified copies of its certificate or articles of incorporation and By-Laws; and such certificate shall state that the resolutions and corporate documents thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                           v. a certificate of the Secretary of Wyko Corporation
                  and of each Domestic Subsidiary of the Borrower that has not yet executed a Guarantee, dated the date hereof, certifying the names and true signature of the officers of such entity authorized to sign the Facility Documents and the other documents to be delivered by such entity under this Agreement; and

                           vi. an opinion of counsel for the Borrower and the
                  Guarantors as to such matters as the Banks deem necessary.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES.

                  The Borrower hereby represents and warrants to the Banks that:

         SECTION 3.1. Each and every one of the representations and warranties set forth in the Credit Agreement is true in all material respects as of the date hereof with respect to the Borrower and the Guarantors with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

         SECTION 3.2. No Default or Event of Default, as defined in the Credit Agreement now exists.

         SECTION 3.3. No representation, warranty or statement by the Borrower or the Guarantors contained herein or in any other document to be furnished by the Borrower or the Guarantors in connection herewith contains, or at the time of delivery shall contain, any untrue statement of material fact, or omits or at the time of delivery shall omit to state a material fact necessary to make such representation, warranty or statement not misleading.

         SECTION 3.4. Each of the Facility Documents, other than the Security Agreements and the Pledge Agreements, continues to be in full force and effect and secure all payment and other obligations of the Borrower under the Credit Agreement.

ARTICLE 4. RELEASE OF COLLATERAL.

         Simultaneously with the execution and delivery of this Amendment, the Collateral Agent, on behalf of the Banks shall take all action necessary to release their liens on and security interests in the Collateral and in the capital stock of any Domestic Subsidiary of the Borrower. The Banks hereby agree that, as of the date hereof, the Security Agreements, the Pledge Agreements and the Patent and Trademark Security Agreement executed prior to the date of this Amendment shall be terminated and the Banks shall have no further rights thereunder.

ARTICLE 5. MISCELLANEOUS.

         This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

         Simultaneously with the execution and delivery of this Amendment the Borrower shall pay an amendment fee of $30,000, which fee shall be paid pro rata to the Banks in accordance with their respective commitment proportions.

         IN WITNESS WHEREOF, each of the undersigned has executed or caused to be duly executed this Amendment as of the date first above written.

                                     VEECO INSTRUMENTS, INC.


                                     By:
                                     Name:
                                     Title:

                                     FLEET BANK, N.A.

                                     By:
                                     Name:  Christopher Mendelsohn
                                            Title: Vice President

                                     THE CHASE MANHATTAN BANK


                                     By:
                                     Name:  Carolyn B. Lattanzi
                                     Title: Vice President

                                                                       EXHIBIT A

                                                     SUBSTITUTE
                                                REVOLVING CREDIT NOTE

$24,000,000                                                    January ___, 1999
                                                        Nassau County,  New York

         VEECO INSTRUMENTS, INC. a corporation organized under the laws of Delaware (the "Borrower"), for value received, hereby promises to pay to the order of FLEET BANK, N.A. (the "Bank") at the office of the Bank located at 300 Broadhollow Road, Melville, New York 11747, on or before December 31, 2001, the principal sum of TWENTY-FOUR MILLION DOLLARS ($24,000,000), or less, the amount loaned as Revolving Credit Loans by the Bank to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

         The holder of this Revolving Credit Note shall record the date, type and amount of each Revolving Credit Loan made by the Bank, and the date and amount of each payment or prepayment of principal of or interest on any Loan, and the principal amount subject thereto and the interest rate with respect thereto on such computer, magnetic disk, tape or other such electronic data storage and retrieval system deemed adequate for such purpose by the Bank, in its sole and absolute discretion, which record shall constitute, absent manifest error, conclusive evidence of the accuracy of the information so recorded, but no failure so to record or any error in so recording shall effect the obligation of the Borrower to repay any such Revolving Credit Loans, with interest thereon, as provided in the Agreement or herein.

         This is one of the Revolving Credit Notes referred to in that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as July 31, 1996 among the Borrower and the Banks named therein (including the Bank) and evidences the Revolving Credit Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         This Note is an amendment and restatement of, and is being issued in replacement of and in substitution for the Revolving Credit Note dated July 31, 1996 (the "Original Note"), in the original principal amount of $18,000,000 by the Borrower to the order of the Bank; provided, however, that all interest accrued and unpaid under the Original Note shall be deemed evidenced by this Note and payable hereunder from and after the date of accrual thereof. The execution and delivery of this Note shall not be construed to have constituted repayment of any interest on the Original Note.

         The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein. The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         The terms of this Note may not be changed orally, but only by an instrument duly executed by the

Borrower and the Bank.

         This Note shall be governed by, and interpreted and construed in accordance with the laws of the State of New York.

                             VEECO INSTRUMENTS, INC

                              By:_______________________
                                Name:
                                Title:

                                                                       EXHIBIT B

                                   SUBSTITUTE
                              REVOLVING CREDIT NOTE

$16,000,000                                                   January ___, 1999
                                                       Nassau County,  New York

         VEECO INSTRUMENTS, INC., a corporation organized under the laws of Delaware (the "Borrower"), for value received, hereby promises to pay to the order of THE CHASE MANHATTAN BANK, (the "Bank") at the office of the Bank located at 395 North Service Road 3rd Floor, Melville, New York 11747, on or before December 31, 2001, the principal sum of SIXTEEN MILLION DOLLARS ($16,000,000), or less, the amount loaned as Revolving Credit Loans by the Bank to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds on the date(s) and in the manner provided in said Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

         The holder of this Revolving Credit Note shall record the date, type and amount of each Revolving Credit Loan made by the Bank, and the date and amount of each payment or prepayment of principal of or interest on any Loan, and the principal amount subject thereto and the interest rate with respect thereto on such computer, magnetic disk, tape or other such electronic data storage and retrieval system deemed adequate for such purpose by the Bank, in its sole and absolute discretion, which record shall constitute, absent manifest error, conclusive evidence of the accuracy of the information so recorded, but no failure so to record or any error in so recording shall effect the obligation of the Borrower to repay any such Revolving Credit Loans, with interest thereon, as provided in the Agreement or herein.

         This is one of the Revolving Credit Notes referred to in that certain Credit Agreement (as amended from time to time the "Credit Agreement") dated as of July 31, 1996 among the Borrower and the Banks named therein (including the Bank) and evidences the Revolving Credit Loans made by the Bank thereunder. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         This Note is an amendment and restatement of, and is being issued in replacement of and in substitution for the Revolving Credit Note dated July 31, 1996 (the "Original Note"), in the original principal amount of $12,000,000 by the Borrower to the order of the Bank; provided, however, that all interest accrued and unpaid under the Original Note shall be deemed evidenced by this Note and payable hereunder from and after the date of accrual thereof. The execution and delivery of this Note shall not be construed to have constituted repayment of any interest on the Original Note.

         The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein. The Borrower waives presentment, notice of dishonor, protest, and any other notice or formality with respect to this Note.

         The terms of this Note may not be changed orally, but only by an instrument duly executed by the Borrower and the Bank.

         This Note shall be governed by, and interpreted and construed in accordance with the laws, of the State of New York.

                             VEECO INSTRUMENTS, INC.


                             By:_______________________
                                Name:
                                Title:

                                                                     EXHIBIT C

                                     FORM OF
                              FINAL TERM LOAN NOTE

U.S. $


         For value received, VEECO INSTRUMENTS, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of ________________________ (the "Bank") at the office of the Bank located at ___________________________ the sum
of _______________ Dollars ($       ) in sixteen consecutive quarterly principal
installments of $_________ commencing ____________, 19___ and on the first Banking Day each ___________, ________, ____________ and ____________ thereafter until paid in full, all in accordance with and pursuant to the Credit Agreement referred to below. The Borrower also promises to pay interest on the aggregate unpaid principal amount hereof on the dates and at the rates provided for in the Credit Agreement. All payments of principal and interest shall be made in lawful money of the United States by the transfer of immediately available funds.

         This Note is issued pursuant to, and entitled to all the benefits of, the Credit Agreement, dated as of July 31, 1996, between the Bank and the Borrower (as the same may have been or may hereafter be amended from time to time, the "Credit Agreement"). All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein. The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         The terms of this Note may not be changed orally, but only by an instrument duly executed by the Borrower and the Bank.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.

                                            VEECO INSTRUMENTS, INC.



                                            By:
                                                ----------------------
                                            Name:
                                            Title: